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Exhibit 99.1

UNITED STATES DISTRICT COURT DISTRICT OF NEW JERSEY

IN RE SYNCHRONOSS TECHNOLOGIES, INC. STOCKHOLDER DERIVATIVE DEMAND REFUSED LITIGATION

THIS DOCUMENT RELATES TO: ALL ACTIONS

Lead Case No. 3:20-cv-07150 (FLW) (LHG)

(Consolidated with Case No. 3:20-cv- 07224)

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated September 9, 2021 (the “Stipulation”), is made and entered into by and among the following Settling Parties, by and through their respective counsel of record: (i) plaintiffs Kirk Laughlin (“Laughlin”) and Patricia Thieffry (“Thieffry”) in the above-captioned consolidated shareholder derivative action (the “Action”) brought on behalf of nominal defendant Synchronoss Technologies, Inc. (“Synchronoss” or the “Company”) in the United States District Court for the District of New Jersey (the “Court”); (ii) plaintiff Lisa LeBoeuf (“LeBoeuf”) in the shareholder derivative action that was pending in the Court and titled In re Synchronoss Techs., Inc. Deriv. Litig., No. 3:17-cv-07173- FLW-LHG (D.N.J.) (“Related Federal Derivative Action”), dismissed and on

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appeal 21-02055 (3d Cir.); (iii) plaintiffs Beth Daniel (“Daniel”) and Juan Solis (“Solis”) in the shareholder derivative action titled Daniel v. Waldis, No. 2019-0189-JTL

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(Del. Ch.) (“Delaware Derivative Action,” collectively with this Action and the Related Federal Derivative Action, the “Derivative Actions”) (plaintiffs Laughlin, Thieffry, LeBoeuf, Daniel, and Solis are collectively referred to as “Plaintiffs”);
(iv) defendants Stephen G. Waldis, William J. Cadogan, Thomas J. Hopkins, James

M. McCormick, Donnie M. Moore, Karen L. Rosenberger, Ronald W. Hovsepian, John Frederick, Robert E. Garcia, Lawrence R. Irving, Kristin Rinne, Glenn Lurie, Laurie Harris, Frank Baker, Robert Aquilina, Mohan Gyani, Charles E. Hoffman, Peter Berger, and David E. Berry (collectively, the “Individual Defendants”); and
(iii) nominal defendant Synchronoss. This Stipulation is intended by the Settling Parties1 to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.
I.FACTUAL AND PROCEDURAL BACKGROUND

The Derivative Actions generally allege that the Individual Defendants, who are current and former directors and officers of Synchronoss, breached their fiduciary duties by: (i) causing the Company to divest itself of a profitable business line on unfavorable terms to the Company’s “friends and family”; (ii) engaging in improper accounting practices with respect to revenue recognition, which ultimately required the Company to restate its public financial disclosures; (iii) making false

1 All capitalized terms not otherwise defined are defined in paragraph V.1.

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and misleading statements to the investing public regarding the aforementioned divestiture and accounting practices; (iv) engaging in insider sales of the Company’s stock when the Company’s stock price was allegedly artificially inflated; and/or
(v)causing the Company to sell a valuable subsidiary and agree to a private investment in a public equity deal on unfavorable terms to preempt a proxy contest.
A.Proceedings in the Related Securities Action

Synchronoss, as well as certain of its former officers, were named in a securities fraud class action pending in the Court, titled In re Synchronoss Techs., Inc. Sec. Litig., No. 3:17-cv-02978-ZNQ-LHG (D.N.J.) (the “Securities Action”).
On November 6, 2018, the defendants in the Securities Action moved to dismiss lead plaintiff’s Consolidated Amended Complaint. On June 28, 2019, Chief Judge Freda L. Wolfson, the judge assigned to the Securities Action at that time, issued an opinion granting defendants’ motion to dismiss and granting lead plaintiff leave to replead.
On August 14, 2019, lead plaintiff filed a Second Amended Class Action Complaint, which the defendants moved to dismiss. On May 29, 2020, Judge Wolfson issued an order granting-in-part and denying-in-part defendants’ motion to dismiss.
On October 30, 2020, the lead plaintiff filed a motion for class certification, which has been fully briefed by the parties.

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On June 30, 2021, Judge Zahid N. Quraishi stayed the Securities Action to allow the parties to effectuate the settlement of that action.
B.Proceedings in the Related Federal Derivative Action
Four factually-related shareholder derivative actions were filed in the Court between September 15, 2017 and October 30, 2017, titled: Thieffry v. Waldis, et al., Civil Action No. 17-cv-07173 (FLW) (LHG) (filed Sep. 15, 2017); Laughlin v. Waldis, et al., Civil Action No. 17-cv-09039 (FLW) (LHG) (filed Oct. 24, 2017); Coltrane v. Waldis, et al., Civil Action No. 17-cv-10062 (FLW) (LHG) (filed October 30, 2017); and LeBoeuf v. Waldis, et al., Civil Action No. 17-cv-09766 (FLW) (LHG) (filed October 27, 2017). On May 23, 2018, after briefing regarding consolidation and the appointment of lead counsel, the Court consolidated the related shareholder derivative actions and appointed plaintiff LeBoeuf as Lead Plaintiff, and the law firm of Block & Leviton, LLP as Lead Counsel, and the law firm of Gardy & Notis LLP as Liaison Counsel.2
Plaintiff LeBoeuf designated the complaint filed in LeBouef v. Waldis, No. 17-09766 as the operative complaint in the Related Federal Derivative Action. The defendants moved to dismiss for failure to adequately allege that making a demand on Synchronoss’s Board of Directors (“Board”) was futile, which motion plaintiff

2 On July 3, 2018, plaintiffs Thieffry and Laughlin voluntarily dismissed their respective cases that had been consolidated in the Related Federal Derivative Action.

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LeBoeuf opposed. On November 26, 2019, the Court granted in part and denied in part the motion to dismiss.
On December 10, 2019, the defendants filed a motion for reconsideration of the Court’s order, which motion plaintiff LeBouef opposed. On June 12, 2020, the Court granted the motion and dismissed the complaint with leave to amend.
On July 13, 2020, plaintiff LeBouef filed an amended complaint. On September 11, 2020, the defendants filed a motion to dismiss the amended complaint, which motion plaintiff LeBouef opposed. On April 30, 2021, the Court granted the motion to dismiss.
On May 28, 2021, plaintiff LeBouef filed a notice of appeal from the Court’s

(i) November 26, 2019 order to the extent it granted the motion to dismiss; (ii) June 12, 2020 order granting the motion for reconsideration; and (iii) April 30, 2021 order granting the motion to dismiss.
C.Proceedings in this Action
Meanwhile, on August 3, 2018, plaintiff Thieffry issued a pre-suit litigation demand on the Board to investigate the alleged misconduct that was ultimately alleged in the Action.
On August 6, 2018, plaintiff Laughlin issued a similar pre-suit litigation demand on the Board. On July 9, 2019, the Board informed plaintiffs Laughlin and

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Thieffry, in separate letters, that it would not pursue legal action in response to their litigation demands.
On October 2, 2019, plaintiff Thieffry requested specific documents concerning the Board’s investigation into her August 3, 2018, litigation demand, which request the Board denied on October 31, 2019.
On September 5, 2019, plaintiff Laughlin supplemented his August 6, 2018, litigation demand with new allegations, and he requested specific documents related to the Board’s investigations into his demands. The Company denied plaintiff Laughlin’s request for documents on September 26, 2019, and again on December 13, 2019. On May 28, 2020, the Company informed plaintiff Laughlin that the Board would not pursue litigation in response to the September 5, 2019 supplemental demand.
On June 11, 2020, plaintiff Laughlin commenced the above-captioned action derivatively on behalf of Synchronoss by filing the first complaint filed in the Action, which alleged, inter alia, that his demand was wrongfully refused by the Board.
On June 12, 2020, plaintiff Thieffry filed a second action derivatively on behalf of Synchronoss, in which the complaint made allegations that were similar to the allegations in the complaint filed by plaintiff Laughlin and also alleged that her demand was wrongfully refused by the Board.

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On August 27, 2020, the Court granted the stipulation by the parties to the Action to consolidate plaintiffs Laughlin’s and Thieffry’s respective actions.
On October 20, 2020, the Court entered an order appointing Laughlin and Thieffry Co-Lead Plaintiffs and The Rosen Law Firm, P.A. and Johnson Fistel, LLP as Co-Lead Counsel in the Action.
On December 4, 2020, plaintiffs Laughlin and Thieffry filed a consolidated amended complaint. On February 3, 2021, the defendants filed a motion to dismiss the amended complaint, which was fully briefed by the parties to the Action.
On July 14, 2021, Judge Wolfson stayed the Action for forty-five (45) days to allow the parties to finalize the settlement of the Action.
D.Proceedings in the Delaware Derivative Action

On March 7, 2019, plaintiffs Daniel and Solis filed a shareholder derivative action in the Delaware Court of Chancery (“Delaware Court”), titled Daniel v. Waldis, No. 2019-0189-JTL (Del. Ch.).
On April 17, 2019, plaintiff LeBoeuf filed a motion to intervene and stay the Delaware Derivative Action. Counsel for plaintiff LeBoeuf and the parties to the Delaware Derivative Action met and conferred and agreed to temporarily stay the Delaware Derivative Action pending a ruling on the defendants’ motion to dismiss in the Related Federal Derivative Action or until otherwise agreed to by the parties

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in the Delaware Derivative Action. The parties’ agreement was approved and entered by the Delaware Court on May 20, 2019.
After the Court granted defendants’ motion for reconsideration and granted the motion to dismiss with leave to amend in the Related Federal Derivative Action, the parties to the Delaware Derivative Action agreed to continue the stay pending the defendants’ anticipated motion to dismiss any amended complaint filed in the Related Federal Derivative Action.
E.Settlement Efforts

In early 2021, the Settling Parties agreed to participate in a mediation regarding a potential resolution of the Derivative Actions.
On May 7, 2021, the Settling Parties attended a virtual full-day mediation before Jed D. Melnick, Esq. of JAMS (the “Mediator”), a nationally recognized mediator with extensive experience mediating complex shareholder actions. Plaintiffs in the parallel Securities Action separately participated in a mediation. Ultimately, the May 7, 2021 mediation session ended without a resolution of the Derivative Actions.
On June 1, 2021, the Settling Parties, with the assistance of the Mediator, continued substantive settlement discussions.
The Settling Parties continued to exchange information and settlement proposals and counterproposals in June and ultimately determined to attend a second

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mediation session on June 11, 2021. This second mediation also ended without a resolution, but the Settling Parties continued to discuss settlement through the Mediator by engaging in a number of substantive verbal and written exchanges, including exchanges of comprehensive written settlement proposals.
The Settling Parties ultimately agreed on the material terms of a settlement, which were memorialized in a settlement term sheet that they executed during the afternoon on June 24, 2021 (“Settlement Term Sheet”). The Settling Parties thereafter finalized documentation of the terms of the settlement in this Stipulation (“Settlement”).
II.PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the Derivative Actions have substantial merit and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also

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mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Derivative Actions.
Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Synchronoss’s press releases, public statements,
U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) preparing and issuing a demand for internal corporate documents pursuant to title 8, section 220 of the Delaware General Corporation Law Code; (iv) reviewing those internal documents; (v) researching applicable law with respect to the claims alleged in the Derivative Actions and potential defenses thereto; (vi) preparing and filing initial complaints and amended complaints; (vii) preparing and issuing litigation demands; (viii) conducting damages analyses; (ix) reviewing and analyzing relevant documents in the Securities Action and evaluating the merits of, and the defendants’ potential liability in connection with the Securities Action; and
(x) briefing several motions to dismiss; (xi) negotiating the Settlement, including researching corporate governance best practices and negotiating the corporate governance reforms that the Company ultimately agreed to adopt as consideration of the Settlement; and (xii) attending mediation sessions.
Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel

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believe that the Settlement as set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Synchronoss. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Synchronoss and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.
III.DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Actions, and the Individual Defendants have expressly denied and continue to deny all allegations of wrongdoing or liability against them arising out of any conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Nonetheless, Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases such as the Derivative Actions. Defendants have determined that it is in the best interests of Synchronoss for the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in this Stipulation.
Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or

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against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.
IV.BOARD APPROVAL OF THE SETTLEMENT

Synchronoss, acting through its Board, reviewed the allegations and the terms of the Settlement, and in a good faith exercise of business judgment determined that the Settlement, as set forth in this Stipulation, provides substantial benefits to Synchronoss, and is fair, reasonable, and adequate, and in the best interests of Synchronoss.
V.TERMS OF THE STIPULATION OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by

and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Derivative Actions and the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.
1.Definitions

As used in this Stipulation, the following terms have the meanings specified below:

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1.1“Action” means the above-captioned shareholder derivative action, titled In re Synchronoss Techs., Inc. Stockholder Deriv. Demand Refused Litig., No. 3:20-cv-07150-FLW-LHG (D.N.J.).
1.2“Court” means the United States District Court for the District of New Jersey.
1.3“Current Synchronoss Shareholders” means any Person who owns Synchronoss common stock as of the date of the execution of this Stipulation and continues to hold their Synchronoss common stock as of the date of Settlement Hearing, excluding the Individual Defendants, the officers and directors of Synchronoss, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
1.4“Defendants” means, collectively, nominal defendant Synchronoss and the Individual Defendants.
1.5“Defendants’ Counsel” means Morgan, Lewis & Bockius LLP.

1.6“Delaware Derivative Action” means the shareholder derivative action titled Daniel v. Waldis, No. 2019-0189-JTL (Del. Ch.).
1.7“Derivative Actions” means collectively, this Action, the Related Federal Derivative Action, and the Delaware Derivative Action.

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1.8“Effective Date” means the date by which the events and conditions specified in paragraph V.6.1 of this Stipulation have been met and have occurred.
1.9“Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to the Plaintiffs. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.
1.10“Individual Defendants” means Stephen G. Waldis, William J. Cadogan, Thomas J. Hopkins, James M. McCormick, Donnie M. Moore, Karen L. Rosenberger, Ronald W. Hovsepian, John Frederick, Robert E. Garcia, Lawrence R. Irving, Kristin Rinne, Glenn Lurie, Laurie Harris, Frank Baker, Robert Aquilina, Mohan Gyani, Charles E. Hoffman, Peter Berger, and David E. Berry.

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1.11“Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.
1.12“Notice” means the Notice of Proposed Settlement and of Settlement Hearing which, subject to approval of the Court, shall be substantially in the form attached hereto as Exhibit C.
1.13“Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.14“Plaintiffs” means Kirk Laughlin, Patricia Thieffry, Lisa LeBoeuf, Beth Daniel, and Juan Solis.
1.15“Plaintiffs’ Counsel” means Johnson Fistel, LLP, The Brown Law Firm, P.C., The Rosen Law Firm, P.A., Robbins LLP, Block & Leviton LLP, and other counsel for Plaintiffs listed on the pleadings in the Derivative Actions.
1.16“Related Federal Derivative Action” means the shareholder derivative action titled In re Synchronoss Techs., Inc. Deriv. Litig., No. 3:17-cv-07173-FLW- LHG (D.N.J.), dismissed and on appeal 21-2055 (3d Cir.).

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1.17“Related Persons” means: (i) with regard to each Individual Defendant and each Plaintiff, his or her spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which he or she has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to Synchronoss, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co- insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns for Synchronoss.
1.18“Released Claims” means any and all claims and causes of action of every nature and description, including both known and Unknown Claims (as defined in paragraph V.1.27), whether arising under federal, state, common or foreign law, that arise out of or in any way relate in any way to: (i) the claims that were asserted in the complaints in the Derivative Actions; or (ii) the institution, prosecution, or settlement of the Derivative Actions, except for any claims relating

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to the enforcement of the Settlement. Excluded from the term “Released Claims” are all claims alleged in the Securities Class Action.
1.19“Released Persons” means collectively, Synchronoss, the Individual Defendants, and their respective Related Persons. “Released Person” means, individually, any of the Released Persons.
1.20“Releasing Parties” means Plaintiffs, all other Current Synchronoss Shareholders, Plaintiffs’ Counsel, and Synchronoss. “Releasing Party” means, individually, any of the Releasing Parties.
1.21“Securities Action” means the securities class action titled In re Synchronoss Techs., Inc. Sec. Litig., No. 3:17-cv-02978-ZNQ-LHG (D.N.J.).
1.22“Settlement” means the settlement and compromise of the Action as provided for herein.
1.23“Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.
1.24“Settling Parties” means, collectively, Plaintiffs and Defendants. “Settling Party” means, individually, any of the Settling Parties.
1.25“Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions, substantially in the form attached hereto as Exhibit D.

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1.26“Synchronoss” or the “Company” means nominal defendant Synchronoss Technologies, Inc., a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.
1.27“Unknown Claims” means any Released Claim(s) that Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect

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or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.
2.Terms of the Settlement

2.1Synchronoss shall, within sixty (60) days of entry of the Judgment, adopt the corporate governance reforms identified in Exhibit A attached hereto (“Reforms”) for a period of no less than four (4) years following the Effective Date, except for modifications required by applicable law, regulation, or fiduciary duty to Synchronoss.
2.2Synchronoss, through its Board, acknowledges and agrees that the Reforms identified in Exhibit A confer substantial benefits upon Synchronoss.
2.3Synchronoss, through its Board, also acknowledges that Plaintiffs’ litigation and settlement efforts in the Derivative Actions were a substantial and material precipitating factor in the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term, and that the Reforms would not have been implemented and/or maintained but for Plaintiffs’ efforts.
2.4If a Reform is eliminated or modified, the Board shall within twenty

(20) business days adopt a replacement provision that accomplishes substantially the

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same objective; provided, however, that no such replacement provision need be adopted if, in the reasonable, good faith business judgment of a majority of the Board’s independent directors, it is not possible to do so in a manner consistent with the law. Should the Company eliminate and not replace a Reform, it shall be disclosed in Synchronoss’s next ensuing quarterly or annual public disclosure, whichever is due to be submitted to the SEC next. By entering into this Settlement, the Board confirms that it is not aware of any applicable law, regulation, or fiduciary duty that would trigger the elimination or modification on any Reform. The Chief Compliance Officer shall oversee the implementation and performance of the Reforms.
1.5As additional consideration of this Settlement, the Settling Parties have agreed that, in no event shall Synchronoss pay any monetary amount (beyond the net amount the Company and/or its directors and officers receive from their D&O insurance carriers) to resolve the Securities Action.
3.Approval and Notice

3.1Promptly after execution of this Stipulation, and by the Court-ordered deadline, Plaintiffs shall file this Stipulation together with its exhibits to the Court and shall apply for entry of an order substantially in the form of Exhibit B attached hereto (the “Preliminary Approval Order”), requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of

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providing notice of the Settlement to Current Synchronoss Shareholders; and (iii) a date for the Settlement Hearing.
1.2Notice of the Settlement to Current Synchronoss Shareholders shall consist of the Notice, which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C, as well as the Summary Notice, substantially in the form attached hereto as Exhibit D.
1.3Synchronoss shall undertake the administrative responsibility for giving notice to Current Synchronoss Shareholders and shall be solely responsible for paying the costs and expenses related to providing the notice as approved or required by the Court. Within ten (10) calendar days after the entry of the Preliminary Approval Order, Synchronoss shall: (i) publish the Summary Notice once in Investor’s Business Daily; and (ii) file with the SEC a Current Report on Form 8-K, with an accompanying press release and attaching the Notice and the Stipulation together with its exhibits. The Notice and Summary Notice shall contain a link to the Company’s website where stockholders can access the Current Report on Form 8-K, accompanying press release, the Notice, and the Stipulation together with its exhibits. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Synchronoss Shareholders pursuant to applicable law and due process. Prior to the

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Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to publishing, filing, and posting the Notice and Summary Notice.
1.4Promptly after execution of this Stipulation, the parties to the Related Federal Derivative Action and Delaware Derivative Action, respectively, shall request that proceedings in their respective actions be suspended, except for the obligations provided for in this Stipulation. Within five (5) business days after the Judgment becomes Final, the parties to the Related Federal Derivative Action and Delaware Derivative Action, respectively, shall take whatever action necessary to voluntarily dismiss, with prejudice, the Related Federal Derivative Action and Delaware Derivative Action.
1.5Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all Synchronoss shareholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.
4.Attorneys’ Fees and Reimbursement of Expenses

4.1In consideration of the substantial benefits conferred upon Synchronoss by the consideration of the Settlement as set forth in paragraph V.2, and the efforts of Plaintiffs and Plaintiffs’ Counsel in the Derivative Actions in achieving the

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consideration of the Settlement, and subject to Court approval, Defendants shall cause their insurance carriers to pay on their behalf Plaintiffs’ Counsel attorneys’ fees and expenses in the total amount of eight hundred thousand dollars ($800,000) (the “Fee and Expense Amount”). The Board, in the good faith exercise of their business judgment, have approved the agreed-to Fee and Expense Amount in light of the substantial benefits conferred upon Synchronoss as a result of the consideration of the Settlement and Plaintiffs’ Counsel’s efforts in the Derivative Actions.
1.2The Fee and Expense Amount or such other amount as may be awarded by the Court shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Derivative Actions. Defendants shall cause the Fee and Expense Amount to be paid into an escrow account controlled by Plaintiffs’ Counsel within thirty (30) calendar days of the latest of the following to occur: (1) the Court’s Preliminary Approval Order and (2) Defendants’ Counsel’s receipt from Plaintiffs’ Counsel of funding information, payment instructions, and a W-9, and shall be immediately releasable upon entry of the Judgment and an order approving the Fee and Expense Amount or such other amount as may be awarded by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the settlement or any part thereof. Plaintiffs’ Counsel shall be obligated to

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make refunds or repayment of such applicable amount received directly to the funding insurance carrier if any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Court’s approval of the Settlement is reversed, or the Fee and Expense Amount is reduced or reversed, or the Effective Date for any reason does not occur. Plaintiffs’ Counsel shall make any such refunds or repayments within fifteen (15) calendar days from receiving notice from Defendants’ Counsel of written payment instructions and tax information.
1.3Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves, and Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees awarded among Plaintiffs’ Counsel and/or to any other person who may assert some claim thereto. Any dispute regarding any allocation of the Fee and Expense Amount among Plaintiffs’ Counsel shall be presented to and mediated, and if necessary, finally decided and resolved by the Mediator on the terms and subject to the process and procedures set forth by the Mediator. The Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel and allocated among Plaintiffs’ Counsel by agreement or as finally determined by the Mediator.
1.4The Settling Parties further stipulate that Plaintiffs’ Counsel may apply to the Court for service awards of up to two thousand five hundred dollars

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($2,500.00) to each Plaintiff (“Service Awards”), to be paid out of Plaintiffs’ Counsel’s Fee and Expense Amount, subject to approval by the Court, in recognition of Plaintiffs’ efforts in helping to achieve the Settlement’s benefits for the Company. The failure of the Court to approve any requested Service Award, in whole or in part, shall have no effect on the Settlement as set forth in this Stipulation. Neither Synchronoss nor any of the Individual Defendants shall be liable for any portion of any Service Award.
5.Releases

5.1Upon the Effective Date, the Releasing Parties shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims, including both known and Unknown Claims, against the Released Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Actions against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.
5.2Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and Current Synchronoss Shareholders and their Related Persons from all claims and causes of action of every nature and description, including both known and Unknown Claims,

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whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the Released Claims, except for any claims relating to the enforcement of the Settlement. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.
6.Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination
6.1The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:
a.Court approval of the Settlement and approval of the content and method of providing notice of the proposed Settlement to Current Synchronoss Shareholders, and the subsequent dissemination of the notice to Current Synchronoss Shareholders;
b.Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement and dismissing the Action with prejudice, without awarding costs to any party, except as provided herein;
c.payment of the Fee and Expense Amount in accordance with paragraph V.4.1-2;
d.the passing of the date upon which the Judgment becomes Final;

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e.issuance of an order dismissing the Related Federal Derivative Action with prejudice; and
f.issuance of an order dismissing the Delaware Derivative Action with prejudice.
1.2If any of the conditions specified in paragraph V.6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph V.6.3 unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.
1.3If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Actions as of June 24, 2021 (when they executed the Settlement Term Sheet); (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within fifteen (15) calendar days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding

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in the Action or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose.
7.Bankruptcy
7.1In the event any proceedings by or on behalf of Synchronoss, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their commercially reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court, including, for relief from any stay, approval of the Settlement, authority to release funds, authority to release claims and indemnify officers and directors, and authority for the Court to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement.
7.2If any Bankruptcy Proceedings by or on behalf of Synchronoss are initiated prior to the payment of the Fee and Expense Amount, the Settling Parties agree to seek an order from the bankruptcy court presiding over such Bankruptcy

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Proceedings: (i) either lifting the automatic stay for the limited purpose of authorizing such payment, or finding that the payment of the Fee and Expense Amount by Synchronoss’s insurance carriers does not violate the automatic stay; and
(ii) finding that the payment of the Fee and Expense Amount by Synchronoss’s insurance carriers does not constitute utilization of estate proceeds and/or a preference, voidable transfer, fraudulent transfer, or similar transaction. In addition, in the event of any Bankruptcy Proceedings by or on behalf of Synchronoss, the Settling Parties agree that all dates and deadlines in the Derivative Actions, if any, or any dates and deadlines associated with appeal in the Related Federal Derivative Action, if any, will be extended for such periods of time as necessary to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Settlement.
8.Miscellaneous Provisions

8.1The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.
8.2In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

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1.3Any planned, proposed, or actual sale, merger, or change-in-control of Synchronoss shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Synchronoss, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.
1.4The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws and/or rules governing professional conduct.
1.5Each of the Individual Defendants expressly denies and continues to deny each and all of the claims and contentions in the Derivative Actions and all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged,

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in the Derivative Actions. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Actions, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Actions or with respect to any of the claims settled in the Derivative Actions, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.
1.6This Stipulation may be modified or amended only by a writing signed by the signatories hereto, or their respective successors-in-interest.
1.7This Stipulation shall be deemed drafted equally by all Settling Parties.

1.8No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

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1.9Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.
1.10The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
1.11This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.
1.12In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
1.13This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.
1.14This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of New Jersey, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in

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accordance with, and governed by, the internal, substantive laws of the State of New Jersey without giving effect to that State’s choice of law principles.
1.15Any dispute arising out of or relating to the Settlement shall be resolved by the Mediator, first by way of mediation and, if unsuccessful, then by way of final, binding, non-appealable resolution.
1.16The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court’s Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.
IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.
/s/ Michael I. Fistel, Jr.
Michael I. Fistel, Jr. JOHNSON FISTEL, LLP
40 Powder Springs Street Marietta, GA 30064
Telephone: (770) 200-3104
Facsimile: (770) 200-3101 michaelf@johnsonfistel.com

/s/ Timothy Brown
Timothy Brown
THE BROWN LAW FIRM, P.C.
767 Third Avenue, Suite 2501 New York, NY 10017

/s/ Jordan D. Hershman
Jordan D. Hershman Jason D. Frank Emily E. Renshaw
MORGAN, LEWIS & BOCKIUS LLP
One Federal Street Boston, MA 02110-1726
Telephone: (617) 951-8455 jordan.hershman@morganlewis.com jason.frank@morganlewis.com emily.renshaw@morganlewis.com

Harvey Bartle IV

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MORGAN, LEWIS & BOCKIUS LLP

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Telephone: (516) 922-5427
Facsimile: (516) 344-6204 tbrown@thebrownlawfirm.net

/s/ Laurence M. Rosen
Laurence M. Rosen
THE ROSEN LAW FIRM, P.A.
One Gateway Center, Suite 2600 Newark, NJ 07102
Telephone: (973) 313-1887
Facsimile: (973) 833-0339 lrosen@rosenlegal.com

Counsel for Plaintiffs Kirk Laughlin and Patricia Thieffry

502 Carnegie Center
Princeton, NJ 08540-6241
Telephone: (215) 963-5521
Facsimile: (215) 963-5001 harvey.bartle@morganlewis.com

Counsel for Defendants

/s/ Brian J. Robbins
Brian J. Robbins Stephen J. Oddo ROBBINS LLP
5040 Shoreham Place San Diego, CA 92122
Telephone: (619) 525-3990 brobbins@robbinsllp.com soddo@robbinsllp.com

Counsel for Plaintiffs Beth Daniel and Juan Solis

/s/ Jeffrey C. Block
Jeffrey C. Block
BLOCK & LEVITON LLP
260 Franklin Street, Suite 1860
Boston, MA 02110
Telephone: (617) 398-5600
Facsimile: (617) 507-6020 jeff@blockleviton.com

Counsel for Plaintiff Lisa LeBoeuf

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EXHIBIT A

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EXHIBIT A
I.MINIMUM TERM; CAUSATION

•Within sixty (60) days of entry of a final order and judgment approving the Settlement, Synchronoss Technologies, Inc. (“Synchronoss” or the “Company”) shall adopt the corporate governance reforms set forth below (“Reforms” or “Reform”) for a period of at least four (4) years following the Effective Date1 of the settlement (the “Minimum Term”), except for modifications required by applicable law, regulation, or fiduciary duty to Synchronoss. If a Reform is eliminated or modified, the Company’s board of directors (“Board”) shall within twenty (20) business days adopt a replacement provision that accomplishes substantially the same objective; provided, however, that no such replacement provision need be adopted if, in the reasonable, good faith business judgment of a majority of the Board’s independent directors, it is not possible to do so in a manner consistent with the law. Should the Company eliminate and not replace a Reform, it shall be disclosed in Synchronoss’s next ensuing quarterly or annual public disclosure, whichever is due to be submitted to the U.S. Securities and Exchange Commission (“SEC”) next. By entering into the Settlement, the Board confirms that it is not aware of any applicable law, regulation, or fiduciary duty that would trigger the elimination or modification on any Reform. The Board shall review and approve the Settlement and the Chief Compliance Officer (“CCO”) shall oversee the implementation and performance of the Reforms.

•Synchronoss and its Board shall acknowledge in the Stipulation of Settlement executed by the Settling Parties (“Stipulation”) (which shall be prepared in connection with any settlement of the Derivative Actions) that: (a) Plaintiffs’ litigation and settlement efforts in the Derivative Actions are a substantial and material precipitating factor in the Board’s agreement to adopt, implement, and maintain the Reforms for the agreed term, and that the Reforms would not have been implemented and/or maintained but for Plaintiffs’ efforts; (b) the Reforms confer substantial benefits on the Company and its shareholders; and (c) the settlement is fair, reasonable, and in the best interests of the Company and its shareholders.

II.CORPORATE GOVERNANCE REFORMS Board of Directors
•The Board shall annually review the performance of the Chairperson of the Board to ensure the individual is acting in the best interest of the Company and is:
(i)determining the proper flow of information from management to the Board;
(ii)working with the Chief Executive Officer (“CEO”) to facilitate Board and

1    “Effective Date” means the date on which a final order of the reviewing court approving the settlement and dismissing the Derivative Actions with prejudice, as to all Defendants, with each Settling Party to bear his, her, or its own costs and attorneys’ fees (except as otherwise stated herein or in the settlement agreement), is no longer subject to further appeal or review.

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shareholder meetings and agendas; (iii) assisting Board and executive officers in ensuring compliance with applicable laws and regulations; and (iv) leading the Board’s evaluation of the CEO.

•If during the Minimum Term the positions of the CEO and Chairperson of the Board are no longer separated, a Lead Independent Director shall be appointed through a vote of the independent directors. The Lead Independent Director shall serve a one (1) year term, with a maximum tenure of four (4) years. The performance of the Lead Independent Director shall be evaluated annually by the independent members of the Board. Where the independent members of the Board determine that the Lead Independent Director is not sufficiently active or successful in providing meaningful leadership for the Board, he or she shall be replaced. In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director’s role), the Lead Independent Director shall be responsible for the following functions:

•Coordinating the activities of the independent directors;
•Determining an appropriate schedule of Synchronoss’s Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of Synchronoss’s operations;

•The nature, quantity and timing of information provided to the independent directors by the Company’s management;

•Approving the agenda for the Board and Committee meetings;
•Implementation of corporate governance policies and procedures, including assisting the chair of the various Board committees as requested;

•Receiving reports from the CCO regarding compliance with and implementation of corporate governance policies;

•Receiving reports from the CCO regarding recommended revisions to corporate governance policies;

•Coordinating and developing the agenda for, and moderating executive sessions of, Synchronoss’s independent directors;

•Acting as the principal liaison between the independent directors and the CEO on topics or issues as requested by the independent directors, any Committee of the Board, or any other sensitive issues or topics; and

•Evaluating, along with the members of the Compensation Committee, the CEO’s performance and meeting with the CEO to discuss such evaluation.

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•If any Director wishes to join the Board of another company, the Director must seek approval of the Audit Committee. If approved, the Chief Legal Officer (“CLO”) shall advise the full Board and confirm that no other Director has any objection.

Board Oversight of Stock Repurchases

•Before authorizing any program to repurchase Synchronoss common stock, the independent members of the Board shall evaluate management’s recommendation and determine, independently, whether such a repurchase program is in the Company’s best interest and is an appropriate use of the cash of the Company based on its current financial position and expected use of cash in the next twelve months.

•Following authorization of a stock-repurchase program, the Board shall review and evaluate the program quarterly to confirm its assessment that the repurchase of shares at prevailing market prices is an appropriate use of Synchronoss’ cash. The Board shall consider whether significant developments, such as Synchronoss’ actual or expected operational performance, business strategy, relevant markets, risk profile, liquidity, capital structure, stock price, or material, undisclosed information require a reevaluation or termination of the stock-repurchase program.

Disclosure Committee

•The Company’s Disclosure Committee shall consist of senior members of the finance, legal, product, business operations, compliance, and sales departments and shall: (i) assist the Company in designing, overseeing and evaluating its disclosure controls and procedures; (ii) assist the Company’s senior management in discharging their responsibilities under the Securities Exchange Act of 1934 (“Exchange Act”) with respect to such controls and procedures; (iii) assist the Company in evaluating the accuracy, completeness, materiality, timeliness and consistency of the Company’s public disclosures to investors and to advise the Company senior management with respect to the same; and (iv) undertake such additional responsibilities relating to the Company’s public disclosures to investors, disclosure controls and procedures, and internal controls and procedures as shall be specifically requested by the Company’s Board or senior management.

Specifically, the Disclosure Committee shall also be responsible for the following:

a.establishing controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act, and other information that the Company may disclose to the public, is recorded, processed, summarized, and reported accurately and within the time periods specified in the rules and forms of the SEC;

b.designing, implementing, monitoring, and ensuring the effectiveness of the Company’s disclosure controls and procedures;

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c.evaluating the effectiveness of the Company’s disclosure controls and procedures as of the end of each fiscal quarter and year-end;

d.reviewing the Company’s Exchange Act filings (including Forms 10-Q, Forms 10- K, Forms 8-K, and proxy statements), registration statements, press releases containing financial information, information about material acquisitions or dispositions, or other information material to the Company’s shareholders, correspondence to shareholders, and presentations to analysts and investors;

e.reviewing each Exchange Act report prior to filing with the SEC to assess the quality and completeness of the disclosures and whether the report is accurate and complete in all material respects;

f.reporting to and advising the CEO and Chief Financial Officer (“CFO”) with respect to the certifications they must provide for the Company’s quarterly and annual reports;

g.evaluating the materiality of information and events relating to, or affecting, the Company and determining the timing and appropriate method of disclosure of information deemed material;

h.undertaking any other duties or responsibilities as the CEO or CFO may, from time to time, prescribe;

i.discussing quarterly financial statements with the independent auditor and the overall scope and plans of the audit; and

j.ensuring that the Company and its representatives only make public statements based on information that satisfies GAAP.

•A draft of the Disclosure Committee Charter is attached as Exhibit A-1 to the Stipulation. Following the Effective date of the Settlement, the Disclosure Committee Charter shall be posted on the Company’s public website. The Disclosure Committee Charter shall include the mission, composition, and responsibilities of the Disclosure Committee detailed herein.

•The Chairperson of the Disclosure Committee shall attend all Audit Committee meetings and, as appropriate, provide Disclosure Committee updates to the Audit Committee.

•The Disclosure Committee shall hold regular meetings prior to each annual and quarterly filing as required by the Exchange Act, and ad-hoc meetings from time to time as directed by the Disclosure Committee Chairperson. Representatives of the Company’s independent auditor, other personnel of the Company, and/or representatives of its outside advisors may be invited to attend meetings of the Disclosure Committee, as deemed necessary and/or appropriate by the Disclosure Committee in performing its duties and responsibilities.

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Chief Compliance Officer

•The Company’s CCO shall be a non-Section 16 officer of the Company. The duties of the CCO shall include: oversight and administration of the Company’s corporate governance policies, fostering a culture that integrates compliance and ethics into business processes and practices, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The CCO shall serve on the Company’s Disclosure Committee.

•The CCO shall: review all Section 10b5-1 trading plans; work with the CLO to evaluate the adequacy of the Company’s internal controls over compliance and propose any improvements; oversee and review the Company’s marketing materials and website; oversee employee training in risk assessment and compliance; and work with outside consultants where appropriate to assess risk and the Company’s controls.

•The CCO shall be primarily responsible for managing the Company’s ethics and compliance program, and for assisting the Nominating and Corporate Governance Committee and the Board in fulfilling their oversight duties with regard to the Company’s compliance with applicable laws and regulations.

Audit Committee

•The Audit Committee shall meet at least six times annually.
•The Audit Committee shall review with the Disclosure Committee any financial statements, including, but not limited to, any Form 10-Q, Form 10-K, Form 8-K, or annual proxy statement issued by the Company, to ensure sufficient material risk disclosures. Prior to the issuance of earnings guidance, the Audit Committee shall review and approve any such guidance with the Disclosure Committee to ensure that the proposed guidance has a reasonable basis, and that all material risks and contingencies are properly disclosed. This review shall include consideration of management’s responses to the recommendations of the external and internal auditors. The financial statement review must assess the reliability of the Company’s financial forecasting process and the reliability of internal financial control mechanisms.

•The Audit Committee shall review the Company’s Form 10-Q’s and 10-K’s, the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section of the Company’s annual audited and quarterly financial statements and proxy statements, and any Form 8-K regarding a material transaction. Prior to the issuance of any earnings release, the Audit Committee shall review and approve such release, including any recommendations of the Company’s internal and external auditors.

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Internal Audit Function

•The Company shall maintain an Internal Audit Function. The Internal Auditor will review the Company’s compliance with applicable Company policies and review key risk areas.

•As often as the Internal Auditor deems appropriate, but at least on an annual basis, the Internal Auditor will report to senior management and Audit Committee on his/her findings, opinions, and recommendations, if any.

•As often as the Internal Auditor deems appropriate, but at least on an annual basis, the Internal Auditor will submit to senior management and Audit Committee a risk-based internal audit plan for such fiscal year for review and approval.

Related Party Transactions

•The Audit Committee will ensure corporate transparency and promoting fair transactions. The Audit Committee is responsible for reviewing related party transactions and ensuring all such transactions are conducted at arm’s length.

•A “Related Party Transaction” shall mean any financial transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which:

a.the aggregate amount involved will or may be expected to exceed $120,000 since the beginning of the Company’s last completed fiscal year;

b.the Company or any of its subsidiaries is a participant; and

c.any Related Party has or will have a direct or indirect interest.

•A “Related Party” shall mean:
a.person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director;

b.greater than 5% beneficial owner of Synchronoss common stock; or

c.an immediate family member, including a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters- in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant).

•The Audit Committee shall have the authority to:

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a.evaluate and monitor existing relations with the Company to ensure all related parties are continuously identified;

b.review and evaluate all Related Party Transactions, including consideration of:

•the Related Party’s relationship to the Company and interest in the transaction;
•the material facts of the proposed Related Party Transaction, including the expected value of the proposed transaction;

•the benefits to the Company of the proposed Related Party Transaction;
•the availability of other sources of comparable products or services; and
•an assessment of whether the proposed Related Party Transaction is on terms and conditions that are comparable to the terms generally available to an unrelated party under similar circumstances.

c.ensure that appropriate disclosures are made and/or information is provided to regulating and supervising authorities; and

d.regularly report to the Board the Committee’s activities, findings, decisions, deliberations, and recommendations to the Board, including that the Board take corrective measures for Related Party Transactions that violate laws or Company regulations.

•All Related Party Transactions that are required to be disclosed in the Company’s filings with the SEC, as required by the Securities Act of 1933, as amended, or the Exchange Act, as amended, and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations. All Board members and executive officers shall submit to the Audit Committee and the CFO as part of the Company’s Officers and Directors Questionnaire an up-to-date list of companies of which they are a director, an officer, and/or of which they own a controlling interest, and promptly update the list when any changes occur.

•The Audit Committee Charter shall be amended to include the reforms contained in this section, and shall continue to be posted on the Company’s public website.

Company Policies

•The filing of the Derivative Actions was a factor in the Company’s decision to review its Insider Trading Policy with its outside counsel, which resulted in updates to the Insider Trading Policy. In connection with the Settlement, Plaintiffs’ counsel reviewed the updated Insider Trading Policy, which is not publicly available. The Settling Parties agree that the Company’s updated Insider Trading Policy is comprehensive and sets out, among other things, persons, companies, and transactions covered by the Insider Trading Policy. It also details the Company’s blackout and pre-clearance procedures. The Insider Trading Policy also provides that Section 10b5-1 trading plans must be

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implemented through a broker approved by the CCO and may only be adopted during “open window” periods.

•All 10b5-1 plans shall be approved by the Company’s CCO, CEO, CFO and CLO.
•The filing of the Derivative Actions was a factor in the Company’s decision to review its Whistleblower Policy with its outside counsel, external auditor, and Internal Auditor, which resulted in updates to the Whistleblower Policy. In connection with the Settlement, Plaintiffs’ counsel reviewed the updated Whistleblower Policy, which is not publicly available. The Settling Parties agree that the Company’s updated Whistleblower Policy is comprehensive and that it communicates that Synchronoss is serious about adherence to its Code of Ethics and Business Conduct, compliance program, and applicable laws, regulations, and standards, and that whistleblowing is an important tool in achieving this goal. The Whistleblower Policy sets out how a complaint is to be handled. It provides that the Company shall have a Whistleblower Telephone Hotline to assist on matters pertaining to corruption, fraud, or similar unlawful activities at Synchronoss, with alternative reporting mechanisms including an email address. The Whistleblower Policy also confirms that any person may submit a good faith complaint under the Company’s procedures without fear of dismissal or retaliation of any kind.

Executive Reports and Oversight

•At every regularly scheduled Board meeting, the Company’s CFO shall provide a report on the Company’s financial condition and prospects, including a discussion of any material increases in expenses and liabilities, and any material decreases in revenues and earnings.

•The CCO shall oversee the implementation and performance of the Reforms.

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EXHIBIT A-1

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DISCLOSURE COMMITTEE CHARTER
Adopted by the Board of Directors of Synchronoss Technologies, Inc.

I.Disclosure Policy

It is the policy of Synchronoss Technologies, Inc. (the “Company”) that (i) all disclosures made by the Company to its stockholders or the investment community should be accurate and complete in all material respects in a manner consistent with the requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and should comply in all material respects with the securities laws of the United States, including those promulgated by the Securities and Exchange Commission (“SEC”) and (ii) the financial statements and other financial information disclosed by the Company fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of and for the period(s) presented.

II.General Statement of Disclosure Committee Purpose

The purpose of the Disclosure Committee (the “Disclosure Committee”) is:

•subject to the supervision and oversight of senior management, to (i) assist the Company in designing, overseeing and evaluating its disclosure controls and procedures and (ii) assist the Company’s senior management in discharging their responsibilities under the Exchange Act with respect to such controls and procedures;

•to assist the Company in evaluating the accuracy, completeness, materiality, timeliness and consistency of the Company’s public disclosures to investors and to advise the Company senior management with respect to the same;

•to undertake such additional responsibilities relating to the Company’s public disclosures to investors, disclosure controls and procedures, and internal controls and procedures as shall be specifically requested by the Company’s Board of Directors (the “Board”) or senior management.

III.Disclosure Committee Composition

The Disclosure Committee shall consist of senior members of the Company’s finance, legal, compliance, products, business operations, and sales departments. The Company’s Chief Executive Officer, Chief Financial Officer and Chief Compliance Officer (collectively, the “Senior Officers”) or their designees may add such other individuals as they deem appropriate, including such additional members as are recommended by the Disclosure Committee. Such members may be replaced, or new members may be added, at any time and from time to time in the sole discretion of the Senior Officers or their designees. The Senior Officers may designate one member of the Disclosure Committee to be chairperson of the Disclosure Committee (the “Chair”).

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IV.Meetings

The Disclosure Committee shall meet in person or by telephone conference call as frequently is deemed necessary or advisable by the Chair or any Senior Officer in order to carry out its purpose and activities as set forth in Sections I and IV of this Charter, but in any event not less than one time per quarter. The Chair shall call additional meetings of the Disclosure Committee upon the request of any member of the Disclosure Committee or any Senior Officer. The Chair shall attend all Audit Committee meetings and, as appropriate, provide Disclosure Committee updates to the Audit Committee.

V.Responsibilities

Subject to the supervision and oversight of Senior Officers, the Disclosure Committee shall be responsible for the following tasks:

1.Design, establish and implement disclosure controls and procedures to ensure that
(i) information required to be disclosed by the Company to the SEC, and other written information that the Company will disclose to the investment community is recorded, processed, summarized and reported accurately and on a timely basis and (ii) such information is accumulated and communicated to management, including Senior Officers, as appropriate to allow timely decisions regarding such required disclosure (“Disclosure Controls and Procedures”).

2.Assist in documenting and monitoring the integrity and evaluating the effectiveness of the Company’s Disclosure Controls and Procedures as of the end of each fiscal quarter and year- end.

3.Establish as appropriate policies and procedures to ensure relevant Company personnel timely gather and report to the Disclosure Committee information potentially requiring disclosure, including making period inquiries with relevant Company personnel possessing information potentially requiring disclosure. The Disclosure Committee should serve as a central point to which material information should be directed and a resource when people have questions regarding materiality and need for disclosure.

4.Maintain free and open communication with internal auditors, independent accounting firms and management, including discussing quarterly financial statements with the independent auditors and the overall scope and plans of the audit.

5.Report on the Disclosure Committee’s activities to the Audit Committee on a quarterly basis.

6.Review the Company’s (i) Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (where such filings include material financial or other similar information), proxy statements, material registration statements and any other information filed with or furnished to the SEC to assess the quality and completeness of the disclosures and whether the report is accurate and complete in all material respects; (ii) press releases containing financial information, earnings guidance, material forward-looking statements or information

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about material transactions (acquisitions, dispositions or other information material to the Company’s security holders); (iii) correspondence containing financial information broadly disseminated to shareholders; and (iv) other relevant communications or presentations as determined by the Senior Officers, the Chair or other members of the Disclosure Committee (collectively, the “Disclosure Statements”).

7.Evaluate, and assist the Senior Officers in evaluating the effectiveness of the Company’s Disclosure Controls and Procedures as of the end of each period covered by the Company’s Annual Report on Form 10-K and each Quarterly Report on Form 10-Q (collectively, the “Periodic Reports”) and advising the Chief Executive Officer and Chief Financial Officer with respect to the certifications they must provide for the Company’s quarterly and annual reports.

8.Discuss with the Senior Officers all significant information with respect to the Disclosure Committee’s proceedings, the design, establishment and integrity of the Disclosure Controls and Procedures, the preparation of the Disclosure Statements and the Disclosure Committee’s evaluation of the effectiveness of the Disclosure Controls and Procedures.

9.Consider the materiality of information regarding the Company that is brought to the attention of the Disclosure Committee as a result of its activities and determine the Company’s disclosure obligations with respect to such information on a timely basis.

10.Ensure that the Company and its representatives only make public statements based on information that satisfies GAAP, as to matters governed by GAAP.

11.In general, the Disclosure Committee will be expected to refer questions and concerns that involve Disclosure Statements or Disclosure Controls and Procedures to the Senior Officers or other appropriate personnel. Consistent with applicable law, any individual member of the Disclosure Committee may refer any questions or concerns relevant to Disclosure Statements or Disclosure Controls and Procedures to the Senior Officers or, where he or she believes it to be necessary or appropriate, to the Audit Committee. No member of the Disclosure Committee shall be required to consult with or notify the Senior Officers or any other member of the Disclosure Committee with respect to any such matter where he or she believes a conflict of interest exists or under circumstances involving apparent violation of the Company’s ethical conduct policies or other impropriety or illegality.

12.Notwithstanding the activities of the Disclosure Committee set forth in this Charter, the Senior Officers in their sole discretion may at any time assume any or all of the activities of the Disclosure Committee identified in this Charter, including, without limitation, approving additional Disclosure Controls and Procedures and approving Disclosure Statements when time does not permit the Disclosure Committee to meet. In addition, the Disclosure Committee may designate two or more members who can, acting together, approve Disclosure Statements (other than the Periodic Reports) when time does not permit the Disclosure Committee to meet.

13.Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Senior Officers and the Audit Committee for approval.

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VI.Other Responsibilities

The Disclosure Committee shall have such other responsibilities, consistent with the Disclosure Committee’s purpose, as any Senior Officer may assign to it from time to time.

VII.Outside Advisors

The Disclosure Committee may consult with outside legal counsel and independent public accountants from time to time as deemed appropriate by the Disclosure Committee in discharging its responsibilities. Representatives of such counsel and such accountants, and any other person or persons deemed appropriate by the Committee, may attend Disclosure Committee meetings upon invitation by the Chair.

VIII.Full Access and Authority

In discharging its duties, the Disclosure Committee shall have full access to the Company’s books, records, facilities and personnel, including internal auditors, and shall be provided with the authority to obtain from any officer or employee any information that the Disclosure Committee deems appropriate for the purpose of discharging its duties.

IX.Annual Review of Disclosure Committee Performance

The Nominating/Corporate Governance Committee of the Board, at least annually and in consultation with the Senior Officers, will review the operations and performance of the Disclosure Committee and make such changes as it deems appropriate.

* * *

The Board has formed the Disclosure Committee to assist the Board in directing the Company’s affairs, and this Charter has been adopted in furtherance of this purpose. While this Charter should be interpreted in the context of all applicable laws, regulations, and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations.

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